Exhibit 99.1

PRESS RELEASE

DigitalGlobe Reports Third Quarter 2015 Results

Revenue of $173 Million, Increased 12%

Operating Cash Flow of $86 Million, Increased 81%

$37 Million of Share Repurchases Bring Total to $176 Million

Westminster, Colo., October 29, 2015 — DigitalGlobe, Inc. (NYSE: DGI), a leading global provider of commercial high-resolution earth observation and advanced geospatial solutions, today reported financial results for the quarter ended September 30, 2015.

Third Quarter Financial Summary:

•                  Grew revenue 12.1% to $173.3 million.

•                  Increased U.S. Government revenue 26.4% to $111.0 million.

•                  Diversified Commercial revenue declined 6.7% to $62.3 million principally due to revenue from location based services.

•                  Net income was $9.6 million and net income less preferred stock dividends and Income allocated to participating securities was $8.2 million, or $0.12 per diluted share.

•                  Grew Adjusted EBITDA 48.6% to $91.4 million.

•                  Expanded Adjusted EBITDA margin 1290 bps to 52.7%.

•                  Increased Net cash flows from operations 80.6% to $85.6 million.

•                  Free cash flow was $51.5 million, yielding a free cash flow margin of 29.7%.

Recent Highlights:

•                  The National Geospatial-Intelligence Agency recently exercised the 6th option year of the EnhancedView SLA and awarded DigitalGlobe the fourth year of the Global Enhanced GEOINT Delivery (Global-EGD) contract.

•                  The company repurchased 1,491,098 shares of its common stock for $36.7 million at an average price of $24.62 per share.

•                  The company’s Board of Directors authorized an increase to the share repurchase program by an additional $130 million.

“Our margin expansion and strong free cash flow growth was driven by solid revenue growth and our continued focus on operational excellence,” said Jeffrey R. Tarr, DigitalGlobe CEO.  “We are now generating ROIC above our weighted cost of capital, representing meaningful progress on our journey toward our long term returns target.  While we have lowered our guidance, we are confident in our ability to continue to drive margin expansion and strong free cash flows.  We are also firmly committed to returning capital to shareowners, as evidenced by our board’s decision, announced today, to increase our share repurchase authorization from $205 million to $335 million.”

Performance against key metrics:

	For the three months ended
	September 30,
($ in millions)	2015	2014
Revenue	$173.3	$154.6
Net income (loss) available to common stockholders	$8.2	$(0.1)
Adjusted EBITDA	$91.4	$61.5
Adjusted EBITDA margin	52.7%	39.8%
Net cash flows provided by operating activities	$85.6	$47.4
Free cash flow	$51.5	$(40.4)
Free cash flow margin	29.7%	(26.1)%

Lowered 2015 Revenue and Adjusted EBITDA Outlook:

•                  Revenue in a range of $685 million to $700 million.

•                  Adjusted EBITDA in a range of $330 million to $345 million.

•                  Capital expenditures of approximately $110 million.(1)

(1) Excludes capitalized interest and amounts reimbursed from tenant improvement allowance.

Conference Call Information:

DigitalGlobe’s management will host a conference call today, October 29, 2015 at 5 p.m. ET to discuss its 2015 third quarter financial and operating results.

The conference call dial-in numbers are as follows:

U.S./Canada dial-in: (855) 212-2368

International dial-in: (315) 625-6886

Passcode: 60123751

A replay of the call will be available through November 28, 2015 at the following numbers:

U.S./Canada dial-in: (855) 859-2056

International dial-in: (404) 537-3406

Passcode: 60123751

DigitalGlobe will also sponsor a live and archived webcast of the conference call on the Investor Relations portion of its website. Click here to directly access the live webcast.

Supplemental earnings materials, including conference call slides and management scripts, are available on the Investor Relations section of the company’s website at www.digitalglobe.com.

About DigitalGlobe

DigitalGlobe is a leading global provider of commercial high-resolution earth observation and advanced geospatial solutions that help decision makers better understand our changing planet in order to save lives, resources and time. Sourced from the world’s leading constellation, our imagery solutions deliver unmatched coverage and capacity to meet our customers’ most demanding mission requirements. Each day customers in defense and intelligence, public safety, civil agencies, map making and analysis, environmental monitoring, oil and gas exploration, infrastructure management, navigation technology, and providers of location-based services depend on DigitalGlobe data, information, technology and expertise to gain actionable insight.

DigitalGlobe is a registered trademark of DigitalGlobe.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained herein, including statements about our 2015 outlook and in the management quotation, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements relate to future events or future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or “looks forward to” or the negative of these terms or other similar words, although not all forward-looking statements contain these words.

Any forward-looking statements are based upon our historical performance and on our current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions. A number of important factors could cause our actual results or performance to differ materially from those indicated by such forward-looking statements, including: the loss, reduction or change in terms of any of our primary contracts or decisions by customers not to exercise renewal options; the availability of government funding for our products and services both domestically and internationally; changes in government and customer priorities and requirements (including cost-cutting initiatives, the potential deferral of awards, terminations or reduction of expenditures to respond to the priorities of Congress and the administration, or budgetary cuts resulting from Congressional committee recommendations or automatic sequestration under the Budget Control Act of 2011); the risk that U.S. government sanctions against specified companies and individuals in Russia may limit our ability to conduct business with potential or existing customers; the outcome of pending or threatened litigation; the loss or impairment of any of our satellites; delays in the construction and launch of any of our satellites or our ability to achieve and maintain full operational capacity of all our satellites; delays in implementation of planned ground system and infrastructure enhancements; loss or damage to the content contained in our ImageLibrary; interruption or failure of our ground system and other infrastructure; decrease in demand for our imagery products and services; increased competition, including possibly from companies with substantial financial and other resources and services, that may reduce our market share or cause us to lower our prices; our inability to fully integrate acquisitions or to achieve planned synergies; changes in satellite imaging technology; our failure to obtain or maintain required regulatory approvals and licenses; changes in U.S. or foreign law or regulation that may limit our ability to distribute our imagery products and services; the costs associated with being a public company; and other important factors, all as described more fully in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2014.

We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Non-U.S. GAAP Financial Measures

EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA are not recognized terms under U.S. GAAP and may not be defined similarly by other companies. EBITDA and Adjusted EBITDA should not be considered alternatives to net income as indications of financial performance or as alternatives to cash flow from operations as measures of liquidity. There are limitations to using non-U.S. GAAP financial measures, including the difficulty associated with comparing companies in different industries that use similar performance measures whose calculations may differ from ours.

EBITDA and Adjusted EBITDA are key measures used in our internal operating reports by management and our Board of Directors to evaluate the performance of our operations and are also used by analysts, investment banks and lenders for the same purpose. Adjusted EBITDA is a measure being used as a key element of the company-wide bonus incentive plan. We believe that the presentation of EBITDA and Adjusted EBITDA enables a more consistent measurement of period to period performance of our operations, and EBITDA facilitates comparison of our operating performance to companies in our industry. We believe that EBITDA and Adjusted EBITDA measures are particularly important in a capital intensive industry such as ours, in which our current period depreciation is not a good indication of our current or future period capital expenditures. The cost to construct and launch a satellite and to build the related ground infrastructure may vary greatly from one satellite to another, depending on the satellite’s size, type and capabilities. Current depreciation expense is not indicative of the revenue generating potential of the satellites.

EBITDA excludes interest income, interest expense and income taxes because these items are associated with our capitalization and tax structures. EBITDA also excludes depreciation and amortization expense because these non-cash expenses reflect the impact of prior capital expenditure decisions which are not indicative of future capital expenditure requirements.

Adjusted EBITDA further adjusts EBITDA to exclude restructuring, other re-engineering and integration costs, as these are non-core items. Restructuring charges incurred in 2014 are costs incurred to realize efficiencies from the acquisition of GeoEye, such as reducing excess workforce, consolidating facilities and systems, and relocating ground terminals. Restructuring charges incurred in 2015 relate to our re-engineering and restructuring plan announced in February 2015, pursuant to which the Company has and expects to continue to reduce global headcount and rationalize our real estate footprint. Other re-engineering charges are associated with the restructuring plan announced in February 2015 and represent costs incurred to realize efficiencies from reducing internal and contractor headcount, such as re-engineering processes and enhancing system workflows, as well as costs related to the decision to proactively decommission IKONOS. Integration costs consist primarily of professional fees incurred to assist us with system and process improvements associated with integrating operations as part of the GeoEye acquisition. Additionally, it excludes joint venture gains and losses, the gain on subsidiary disposition, and the loss on abandonment of asset because these are non-core items that are not related to our primary operations.

We use EBITDA and Adjusted EBITDA in conjunction with traditional U.S. GAAP operating performance measures as part of our overall assessment of our performance and we do not place undue reliance on these non-GAAP measures as our only measures of operating performance. EBITDA and Adjusted EBITDA should not be considered as substitutes for other measures of financial performance reported in accordance with U.S. GAAP.

Free Cash Flow. Free cash flow is defined as net cash flows provided by operating activities less net cash flows used in investing activities (excluding acquisition of businesses, net of cash acquired).  Free cash flow is not a recognized term under U.S. GAAP and may not be defined similarly by other companies.  Free cash flow should not be considered an alternative to “operating income (loss),” “net income (loss),” “net cash flows provided by (used in) operating activities” or any other measure determined in accordance with U.S. GAAP.  Since free cash flow includes investments in operating assets, we believe this non-GAAP liquidity measure is useful in addition to the most comparable U.S. GAAP measure — “net cash flows provided by (used in) operating activities” because it provides information about the amount of cash generated before acquisitions of businesses that is then available to repay debt obligations, make investments, fund acquisitions, and for certain other activities.  There are limitations to using non-U.S. GAAP financial measures, including the difficulty associated with comparing companies in different industries that use similar performance measures whose calculations may differ from ours.

FINANCIAL TABLES TO FOLLOW

DigitalGlobe, Inc.

Consolidated Statements of Operations

	For the three months ended		For the nine months ended
	September 30,		September 30,
(in millions, except per share data)	2015	2014	2015	2014
Revenue	$173.3	$154.6	$520.7	$468.9
Costs and expenses:
Cost of revenue	34.3	40.9	110.8	121.5
Selling, general and administrative	49.6	55.8	159.5	167.2
Depreciation and amortization	69.9	57.7	205.3	172.9
Restructuring charges	0.4	—	3.0	1.1
Loss on abandonment of asset	—	—	—	1.2
Income from operations	19.1	0.2	42.1	5.0
Other income, net	0.7	0.1	0.1	0.2
Interest expense, net	(5.6)	—	(23.7)	—
Income before income taxes	14.2	0.3	18.5	5.2
Income tax (expense) benefit	(4.6)	0.6	(5.8)	1.1
Net income	9.6	0.9	12.7	6.3
Preferred stock dividends	(1.0)	(1.0)	(3.0)	(3.0)
Net income less preferred stock dividends	8.6	(0.1)	9.7	3.3
Income allocated to participating securities	(0.4)	—	(0.4)	(0.1)
Net income (loss) available to common stockholders	$8.2	$(0.1)	$9.3	$3.2

Earnings per share:
Basic earnings per share	$0.12	$0.00	$0.13	$0.04
Diluted earnings per share	$0.12	$0.00	$0.13	$0.04
Weighted average common shares outstanding:
Basic	70.5	75.1	71.7	75.1
Diluted	70.9	75.1	72.4	76.1

DigitalGlobe, Inc.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	For the three months ended		For the nine months ended
	September 30,		September 30,
(in millions)	2015	2014	2015	2014
Net income	$9.6	$0.9	$12.7	$6.3
Depreciation and amortization	69.9	57.7	205.3	172.9
Interest expense, net	5.6	—	23.7	—
Income tax expense (benefit)	4.6	(0.6)	5.8	(1.1)
EBITDA	89.7	58.0	247.5	178.1
Restructuring charges (1)	0.4	—	3.0	1.1
Other re-engineering charges	2.5	—	2.9	—
Integration costs	—	3.5	—	12.9
Joint venture loss (gain)	0.4	—	0.4	—
Gain on disposition of subsidiary	(1.6)	—	(1.6)
Loss on abandonment of asset	—	—	—	1.2
Adjusted EBITDA	$91.4	$61.5	$252.2	$193.3

(1)         Restructuring charges incurred in 2014 consist of charges related to the acquisition of GeoEye. Restructuring charges incurred in 2015 relate to our restructuring plan announced in February 2015.

EBITDA margin is calculated by dividing EBITDA by U.S. GAAP revenue. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by U.S. GAAP revenue. We have not provided a reconciliation of our Adjusted EBITDA outlook to the comparable forward-looking U.S. GAAP financial measure because we are unable to provide a forward-looking estimate of the reconciling items between such non-U.S. GAAP forward-looking measure and the comparable forward-looking U.S. GAAP measure. Certain factors that are materially significant to our ability to estimate these items are out of our control and/or cannot be reasonably predicted. Accordingly, a reconciliation to the comparable forward-looking U.S. GAAP measure is not available without unreasonable effort.

DigitalGlobe, Inc.

Reconciliation of Net Cash Flows Provided by Operating Activities to Free Cash Flow

	For the nine months ended
	September 30,
(in millions)	2015	2014
Net cash flows provided by operating activities	$237.5	$148.6
Net cash flows used in investing activities	(106.3)	(237.8)
Acquisition of businesses, net of cash acquired	—	35.7
Free cash flow	$131.2	$(53.5)

Free Cash Flow margin is calculated by dividing Free Cash Flow by U.S. GAAP revenue.

DigitalGlobe, Inc.

Consolidated Balance Sheets

	September 30,	December 31,
(in millions, except par value)	2015	2014
ASSETS
Current Assets:
Cash and cash equivalents	$147.6	$117.8
Restricted cash	2.3	2.3
Accounts receivable, net of allowance for doubtful accounts of $2.4 and $0.5, respectively	87.4	133.6
Deferred contract costs	9.2	9.1
Prepaid and current assets	19.4	22.6
Deferred income taxes, net	24.1	24.1
Total current assets	290.0	309.5
Property and equipment, net of accumulated depreciation of $1,116.6 and $1,095.5, respectively	2,076.9	2,174.7
Goodwill	484.1	484.5
Intangible assets, net of accumulated amortization of $27.1 and $19.5, respectively	35.4	43.0
Long-term restricted cash	4.9	4.0
Long-term deferred contract costs	49.7	41.8
Other assets	35.4	37.7
Total assets	$2,976.4	$3,095.2
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$7.3	$4.4
Current portion of long-term debt	5.5	5.5
Deferred revenue	80.1	91.0
Other accrued liabilities	50.1	62.2
Total current liabilities	143.0	163.1
Long-term debt, net of discount	1,128.4	1,132.1
Deferred revenue, non-current	290.7	335.1
Deferred income taxes, net, non-current	106.1	101.9
Other liabilities	29.9	9.5
Total liabilities	$1,698.1	$1,741.7
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
DigitalGlobe, Inc. stockholders’ equity:
Series A convertible preferred stock, $0.001 par value; 0.08 shares authorized; 0.08 shares issued and outstanding at September 30, 2015 and December 31, 2014	—	—
Common stock; $0.001 par value; 250.0 shares authorized; 76.5 shares issued and 70.0 shares outstanding at September 30, 2015 and 76.1 shares issued and 73.2 shares outstanding at December 31, 2014	0.2	0.2
Treasury stock, at cost; 6.5 shares at September 30, 2015 and 2.9 shares at December 31, 2014	(181.6)	(80.1)
Additional paid-in capital	1,499.4	1,484.0
Accumulated deficit	(39.7)	(52.4)
Total DigitalGlobe, Inc. stockholders’ equity	1,278.3	1,351.7
Noncontrolling interest	—	1.8
Total stockholders’ equity	1,278.3	1,353.5
Total liabilities and stockholders’ equity	$2,976.4	$3,095.2

DigitalGlobe, Inc.

Consolidated Statements of Cash Flows

	For the nine months ended
	September 30,
(in millions)	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$12.7	$6.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	205.3	172.9
Amortization of aerial image library, deferred contract costs and lease incentive	12.3	11.6
Non-cash stock-based compensation expense, net of capitalized stock-based compensation expense	14.2	13.3
Amortization of debt issuance costs and accretion of debt discount, net of capitalized interest	5.0	—
Deferred income taxes	4.2	(1.3)
Excess tax benefit from share-based compensation	(1.3)	(1.9)
Other	0.8	1.4
Changes in working capital, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable, net	46.2	(8.1)
Deferred contract costs	(13.1)	(6.4)
Other current and non-current assets	2.5	4.5
Accounts payable	(1.8)	(16.0)
Accrued liabilities	5.8	(2.0)
Deferred revenue	(55.3)	(25.7)
Net cash flows provided by operating activities	237.5	148.6
CASH FLOWS FROM INVESTING ACTIVITIES:
Construction in progress additions	(97.9)	(193.9)
Property and equipment additions	(2.5)	(12.0)
Acquisition of businesses, net of cash acquired	—	(35.7)
(Increase) decrease in restricted cash	(0.9)	3.8
Loan to joint venture	(5.0)	—
Net cash flows used in investing activities	(106.3)	(237.8)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of debt	(4.1)	(4.1)
Repurchase of common stock	(100.5)	(15.0)
Proceeds from exercise of stock options	5.4	8.6
Preferred stock dividend payment	(3.0)	(3.0)
Excess tax benefit from share-based compensation	1.3	1.9
Other	(0.5)	(0.9)
Net cash flows used in financing activities	(101.4)	(12.5)
Net increase (decrease) in cash and cash equivalents	29.8	(101.7)
Cash and cash equivalents, beginning of period	117.8	229.1
Cash and cash equivalents, end of period	$147.6	$127.4

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest, net of capitalized amounts of $28.2 million and $47.6 million, respectively	22.6	—
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Changes to non-cash property, equipment and construction in progress accruals, including interest	1.3	16.3
Additions to capital lease obligations	—	(3.1)
Non-cash preferred stock dividend accrual	(1.0)	(1.0)

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Media Contact

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Email: DigitalGlobe@edelman.com

Investor Relations Contact

Fred Graffam

Senior Vice President, Finance

Phone: (303) 684-1692

Email: ir@digitalglobe.com